UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2026

Allogene Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38693	82-3562771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 East Grand Avenue South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 457-2700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ALLO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On April 13, 2026, Allogene Therapeutics, Inc. (“Allogene” or the “Company”) announced interim futility analysis from its pivotal Phase 2 ALPHA3 trial of cemacabtagene ansegedleucel (“cema-cel”) in first-line (“1L”) consolidation for large B-cell lymphoma (“LBCL”).

The ALPHA3 trial is the first randomized study in LBCL designed to assess whether minimal residual disease (“MRD”)-guided intervention with cema-cel before relapse can eliminate residual disease and potentially prevent recurrence. The study identifies high-risk patients using Natera’s investigational CLARITY™ MRD assay which is powered by its phased variant MRD technology. Patients with LBCL who have completed curative-intent treatment in both front-line and later line settings, including autologous CAR T therapy, and who achieve MRD negative status by technology have demonstrated improved progression-free survival (“PFS”) and event-free survival (“EFS”) compared to those who do not attain MRD-negative status.

This interim futility analysis was based on the first 24 patients randomized in the two study arms still open to enrollment (12 in the cema-cel arm and 12 in the observation arm) and followed for post-treatment MRD assessment. MRD is assessed on Day 45, Month 3, and every three months during the first year of follow-up. The primary endpoint of EFS, defined as starting new anti-lymphoma therapy, disease progression, or death, along with key secondary endpoints of PFS and overall survival (“OS”), remains blinded.

Summary of Efficacy Data

At the protocol-defined data cutoff date, 58.3% (7/12) of patients in the cema-cel arm achieved MRD negativity compared to 16.7% (2/12) in the observation arm. This represents a 41.6% absolute difference in MRD clearance between the two arms. Based on literature, a difference in percentage points of 25-30% in MRD clearance could translate into meaningful clinical benefit at study completion. In these initial patients, the clearance of MRD occurred rapidly following cel-cel treatment. At the first MRD assessment (Day 45), plasma ctDNA levels decreased from baseline by a median of 97.7% in the cema-cel arm compared to a 26.6% median increase in the observation arm. The Company believes these interim data provide initial support for cema-cel’s potential as a novel strategy for treating high-risk patients at the end of first-line treatment.

Summary of Safety Data

Cema-cel has been generally well-tolerated as of the data cutoff with no serious adverse events related to treatment. There were no cases of cytokine release syndrome (“CRS”), immune effector cell-associated neurotoxicity syndrome (“ICANS”) or graft-versus-host disease (“GvHD”) in the Treatment Emergent Adverse Event (“TEAE”) of Special Interest category, which captures adverse events associated with CAR T.

TEAEs of Special Interest	Cema-cel Arm (N=12) n(%)	Observation Arm (N=12) n(%)
CRS (Any Grade)	0	—
ICANS (Any Grade)	0	—
GvHD (Any Grade)	0	—
Infection*	2 (16.7%)	2 (16.7%)
Infection (Grade ≥3)	0	0
Other Neurologic Events**	6 (50.0%)	1 (8.3%)
Other Neurologic Events (Grade ≥3)	0	0

*	Infection events were low grade and limited to urinary tract infection, subcutaneous abscess, COVID19, and skin infection
**	Other neurologic events were low grade and limited to headache, dizziness, numbness or tingling in the hands or feet, and altered taste

Ten of 12 patients who received cema-cel were managed entirely outpatient post-infusion. The remaining two patients were briefly hospitalized for events deemed unrelated to cema-cel treatment (atrial fibrillation and non-cardiac chest pain). One patient in the observation arm was hospitalized for febrile neutropenia. This contrasts with the broader CAR T experience where hospitalization for toxicity management remains common, even in outpatient programs, with approximately 70–90% of patients requiring admission and roughly 75% hospitalized for adverse events within 30 days.

Patient Characteristics

Both study arms consisted of patients with high-risk, aggressive lymphomas. Although limited by the small sample size, baseline characteristics show that a numerically greater number of patients in the cema-cel arm had more aggressive disease features, specifically stage III-IV disease and higher International Prognostic Index (“IPI”) scores, compared to the observation arm.

At Original Diagnosis	Cema-cel Arm (N=12) n(%)	Observation Arm (N=12) n(%)
History of Bone Marrow Involvement	4 (33.3%)	3 (25.0%)
Disease Stage
I - II	0	2 (16.7%)
III - IV	12 (100%)	10 (83.3%)
IPI Score
0 to 1	0	4 (33.3%)
2 to 3	7 (58.3%)	5 (41.7%)
4 to 5	5 (41.7%)	2 (16.7%)
Unknown	0	1 (8.3%)
Gene Alterations/Over Expression
Double Hit	6 (50.0%)	2 (16.7%)
Triple Hit	0	2 (16.7%)
Double Expressor	2 (16.7%)	0

A high-intensity variant of R-CHOP, DA-EPOCH-R, was the most commonly administered first-line therapy across both arms, with a slightly higher proportion of patients in the cema-cel arm receiving this first line treatment regimen (58.3% vs. 41.7%). Twenty-five percent of patients in each arm entered the study after achieving a partial remission to 1L therapy.

	Cema-cel Arm (N=12) n(%)	Observation Arm (N=12) n(%)
First-Line Treatment
R-CHOP	2 (16.7%)	3 (25.0%)
R-Pola-CHP	2 (16.7%)	2 (16.7%)
DA-EPOCH-R	7 (58.3%)	5 (41.7%)
R-miniCHOP	1 (8.3%)	2 (16.7%)
Most Recent PET/CT Response Before Randomization
CR	9 (75.0%)	9 (75.0%)
PR	3 (25.0%)	3 (25.0%)

Planned Activities

The ALPHA3 trial is enrolling across more than 60 sites, with additional sites coming online, and is expected to enroll approximately 220 patients. Study accrual is anticipated to be complete by the end of 2027. The study is powered to detect a 50% reduction in the risk of EFS events. The Company anticipates an interim EFS analysis in mid-2027 and the primary EFS analysis in mid-2028. If positive, these results could support a Biologics License Application (“BLA”) submission.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s current expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. In some cases, forward-looking statements may be identified by words such as “anticipate,” “expect,” “believe,” “aim,” “plan,” “goal,” “intend,” “seek,” “estimate,” “target,” “potential,” “may,” “could,” “will,” “would,” “should,” “designed to,” “suggest,” “possible,” and similar expressions. Forward-looking statements in this Current Report on Form 8-K include, but are not limited to, statements regarding the ongoing Phase 2 ALPHA3 trial of cema-cel, including expected enrollment and the completion thereof and the timing for data announcements; the potential clinical benefits, safety, tolerability, durability, and efficacy of cema-cel, including as compared to other CAR T therapies; the interim futility analysis data providing initial support to suggest that cema-cel may offer a new strategy to treat high-risk patients at the end of first-line treatment; the potential for MRD-guided first-line consolidation to improve outcomes in LBCL, including the potential to eliminate residual disease and prevent recurrence; the potential BLA submission for cema-cel; and Allogene’s ability to develop and deliver readily available allogeneic CAR T products for the treatment of cancer and autoimmune disease on-demand, more reliably, and at greater scale to more patients. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, but not limited to, risks and uncertainties inherent in clinical development (including that interim or early data may not be predictive of later or final results and data from a small sample size may not be indicative of results that may be observed in a larger group), patient enrollment and trial execution risks, uncertainties related to MRD testing and its clinical significance and reliability, including whether MRD clearance improvements translate to meaningful clinical benefits, the occurrence of adverse safety events, regulatory risks and uncertainties, manufacturing and CMC risks, reliance on third parties and licensors, competitive developments, intellectual property and contractual risks, and financial risks, including the need for additional capital. These and other risks and uncertainties are described more fully in Allogene’s filings with the SEC, including under the heading “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 12, 2026, and other filings that Allogene may make from time to time with the SEC. All forward-looking statements in this report speak only as of the date of this report, and Allogene undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Allogene Therapeutics, Inc.

Date: April 13, 2026	By:	/s/ David Chang, M.D., Ph.D.
David Chang, M.D., Ph.D.
President, Chief Executive Officer